EXHIBIT 10.4

                             SMARTSERV ONLINE, INC.

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                     NON-EMPLOYEE DIRECTOR COMPENSATION PLAN

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          This  Non-Employee  Director  Compensation  Plan is for the purpose of compensating non-employee directors. The terms of the plan are as follows:

          1. Each non-employee Director ("Outside Director") will receive (i) $1,000 per meeting for attendance at each Board meeting, (ii) $500 per meeting for attendance at each Committee meeting of the Board, and (iii) an option covering 60,000 shares of common stock.

          2. The meeting fees shall be payable in a lump sum twice per year.

          3. The option for existing Outside Directors serving at the effective date of this plan shall vest in installments of 20,000 shares on December 31, 2004, 2005 and 2006. The option for new Outside Directors who join the Board after the effective date of this plan shall vest in installments of 20,000 shares at the end of the first, second and third years of service commencing upon the date of grant. An Outside Director must be serving as a director as of each vesting date as a requirement for the vesting of each installment of 20,000 shares.

          4. Each Outside Director currently serving on the Board as of the effective date of this Plan shall receive his/her grant of an option as of August 1, 2004. The exercise price of any such option shall be the closing stock price on the date of grant.

          5. Each Outside Director joining the Board after the effective date of this Plan shall receive his/her grant of an option as of the effective date of his/her joining the Board. The exercise price of any such option shall be the closing stock price on the date of grant.

          6. All such options shall expire ten years from date of grant.

          7. The form of option agreement to be used under the plan is attached hereto as Annex A.

          8. Directors shall be separately reimbursed for their expenses related to services, and this Plan is not intended to cover expense reimbursement.


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          9. This Plan shall be effective June 4, 2004.


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                                     ANNEX A


                             SMARTSERV ONLINE, INC.



                                         Date of Grant:  _______________________



To:




          You are hereby granted an option (the "Option") effective as of the date hereof pursuant to the Non-Employee Director Compensation Plan of SmartServ Online, Inc. (the "Company"), to purchase 60,000 shares of Common Stock, par value $.01 per share ("Common Stock"), of the Company at an exercise price of $_______ per share (the "Exercise Price"). This Option shall terminate and is not exercisable after the expiration of ten years from the date of its grant, except if terminated earlier as hereinafter provided (the "Expiration Date").

          Your Option shall vest, subject to accelerated vesting as provided below, annually in installments of 20,000 shares on _________________; provided, you must be serving as a Director of the Company as of each such vesting date as a requirement for the vesting of each installment of 20,000 shares of Common Stock.

          In the event that a "change of control" (as hereinafter defined) of the Company occurs at any time prior to vesting hereunder (provided, you must be serving as a Director of the Company), your Option may, from and after such date, and notwithstanding the second paragraph of this Option, be exercised for up to 100% of the total number of shares then subject to the Option minus the number of shares previously purchased upon exercise of the Option (as adjusted for any changes in the outstanding Common Stock by reason of a stock dividend, stock split, combination of shares, recapitalization, merger, consolidation, transfer of assets, reorganization, conversion or what the Compensation Committee deems in its sole discretion to be similar circumstances, (a "Recapitalization")).

          A "Change of Control" shall be deemed to have occurred upon the happening of any of the following events:(i) the shareholders of the Company approve a merger or consolidation of the Company with any other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent more than fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or


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consolidation,  or the  shareholders  of the Company  approve a plan of complete liquidation of the Company or consummate the sale or disposition by the Company of all or substantially all of the Company's assets (other than to a subsidiary or subsidiaries) or (ii) any other event deemed to constitute a "Change of Control" by the Board of Directors of the Company.

          In lieu of paying the Exercise Price in cash and/or upon exercise of the Option, you may elect a "cashless exercise," in which event you will receive upon exercise a reduced number of shares equal to (i) the number of shares that would be issuable pursuant to this Option upon payment of the Exercise Price minus (ii) the number of shares that have an aggregate Market Price (as defined below) equal to the Exercise Price. In addition, you may elect to have the Company's tax withholding obligations in connection with your exercise of the option satisfied on a cashless basis, in which event the number of shares that would otherwise be issuable pursuant to this Option shall be reduced by the number of shares that have an aggregate Market Price (as defined below) equal to the amount of tax required to be withheld (but not more than such amount).

          For purposes of this Option "Market Price" per share of Common Stock on any date shall be: (i) if the Common Stock is listed or admitted for trading on any national securities exchange, the last reported sales price as reported on such national securities exchange; (ii) if the Common Stock is not listed or admitted for trading on any national securities exchange, the last reported closing bid price for the Common Stock as reported on the Nasdaq Stock Market's National Market ("NNM") or Nasdaq Stock Market's Small Cap Market ("NSM") or a similar service if NNM or NSM are not reporting such information; (iii) if the Common Stock is not listed or admitted for trading on any national securities exchange, NNM or NSM or a similar service, the last reported bid quotation for the Common Stock as quoted by a market maker in the Common Stock (or if there is more than one market maker, the bid quotation shall be obtained from two market makers and the average of the highest bid quotation shall be the "Market Price"); or (iv) if the Common Stock is not listed or admitted for trading on any national securities exchange or NNM or quoted by NSM and there is no market maker in the Common Stock, the fair market value of such shares as determined in good faith by the Board of Directors of the Company.

          This Option may be exercised by you, in whole or in part (but not as to less than a whole share), as to the vested portion of this Option only, at any time prior to the Expiration Date, by the presentation of this Option, with the purchase form attached duly executed, at the Company's office (or such office or agency of the Company as it may designate in writing to you) specifying the number of shares of Common Stock as to which the Option is being exercised, and upon payment by you to the Company in cash or by certified check or bank draft, in an amount equal to the Exercise Price times the number of shares or in lieu thereof you may elect a cashless exercise as provided herein. No fractional shares shall be issued or delivered upon exercise of this Option.

          Your Option, to the extent not previously exercised by you, in the event your service as a Director of the Company is terminated due to cause by the Board of Directors, will expire immediately.

          If you die while serving as a Director of the Company, your legatee(s), distributee(s), executor(s) or administrator(s), as the case may be, may, exercise the Option as to any shares

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which you had a right to purchase and did not purchase during your lifetime.  If your service as a Director of the Company is terminated by reason of your becoming disabled, you or your legal guardian or custodian may exercise the Option as to any shares which you had a right to purchase and did not purchase prior to such termination. Your legatee, distributee, executor, administrator, guardian or custodian must present proof of his authority satisfactory to the Company prior to being allowed to exercise this Option.

          This Option is not transferable otherwise than by will or the laws of descent and distribution, and is exercisable during your lifetime only by you, including, for this purpose, your legal guardian or custodian in the event of disability. Until the Option Price has been paid in full pursuant to due exercise of this Option and the purchased shares are delivered to you, you do not have any rights as a shareholder of the Company. The Company reserves the right not to deliver to you the shares purchased by virtue of the exercise of this Option during any period of time in which the Company deems, in its sole discretion, that such delivery would violate a federal, state, local or securities exchange rule, regulation or law.

          This Option constitutes the entire understanding between the Company and you with respect to the subject matter hereof and no amendment, modification or waiver of this Option, in whole or in part, shall be binding upon the Company unless in writing and signed by an appropriate officer of the Company. This Option and the performances of the parties hereunder shall be construed in accordance with and governed by the laws of the State of Pennsylvania without regard to principles of conflict of law.

          Please sign the copy of this Option and return it to the Company, thereby indicating your understanding of and agreement with its terms and conditions.

                                        SMARTSERV ONLINE, INC.


                                        By:
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                                           Robert M. Pons
                                           Chief Executive Officer

          I hereby acknowledge receipt of a copy of the foregoing Stock Option to purchase 60,000 shares at an Exercise Price of $_________ per share, and having read such document, hereby signify my understanding of, and my agreement with, its terms and conditions.


________________________________            _____________________, 2004


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                                  PURCHASE FORM
                                 To Be Executed
                             Upon Exercise of Option

          The undersigned record holder of the within Option hereby irrevocably elects to exercise the right to purchase _______ share of Common Stock evidenced by the within Option, according to the terms and conditions thereof, and herewith makes payment of the purchase price in full or, alternatively, elects a cashless exercise in accordance with the terms of the Option as designated by holder in writing to the Company.

          The undersigned requests that certificates for such shares shall be issued in the name set forth below.

Dated:                                  ________________________________________
                                                        Signature

                                        ________________________________________
                                                Print Name of Signatory


                                        Address ________________________________

                                        Social Security No. or other identifying number _________________________________


If said number of shares shall not be all the shares purchasable under the within Option, the undersigned requests that a new Option for the unexercised portion shall be issued in the name of the undersigned

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